EXHIBIT III

THE WARRANTS REPRESENTED HEREBY ARE EXERCISABLE PRIOR TO 5:00 P.M. (VANCOUVER TIME) ON DECEMBER 17, 2014.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL NOT TRADE SUCH SECURITIES BEFORE APRIL 18, 2005.

WARRANT TO ACQUIRE COMMON SHARES

ELEPHANT & CASTLE GROUP INC.

(Incorporated under the laws of British Columbia)

THIS IS TO CERTIFY THAT, for value received, CROWN LIFE INSURANCE COMPANY (the “Holder”) is entitled, subject to the terms set forth below, to purchase from the Company, at any time after the date hereof and prior to the expiration of ten (10) years from the date hereof, 350,000 Shares in the capital stock of the Company at an exercise price of CDN$0.667, which exercise price is subject to adjustment as provided herein, pursuant to this certificate or a replacement certificate (in either case this “Warrant Certificate”). Capitalized terms used in this Warrant Certificate and not otherwise defined shall have the meanings ascribed to them below.

ARTICLE 1
INTERPRETATION

1.1    Definitions. In this Warrant, unless there is something in the subject matter or context inconsistent therewith:

(a)	“business day” means a day that is not a Saturday, Sunday, or civic or statutory holiday in the Province of British Columbia;

(b)	“Company” means Elephant & Castle Group Inc. and its lawful successors from time to time;

(c)
“Convertible Securities” means all securities or other instruments of the Company (other than this Warrant) issued as at the date hereof (as they may be subsequently amended) which are convertible into or exchangeable for or otherwise carrying the right to acquire Shares, other than securities issued pursuant to an employee or director stock option or stock purchase plan of the Company;

(d)	“dividends” means dividends (payable in cash or in securities, property or assets of equivalent value) declared payable on the Shares;

(e)	“Exercise Date” means any date on which an Exercise Form is delivered in accordance with section 3.2;

(f)	“Exercise Form” means the form attached hereto;

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(g)	“Exercise Period” means the period commencing on the date hereof and ending on December 17, 2014;

(h)	“person” means any individual, corporation, firm, partnership, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator or other legal representative;

(i)
“Shares” means common shares without par value in the capital of the Company, provided that if the exercise rights are subsequently adjusted or altered pursuant to Article 4, “Shares” shall thereafter mean the shares or other securities or property that the Holder is entitled to on an exchange after the adjustment;

(j)	“shareholder” means an owner of record of one or more Shares or shares of any other class or series of the Company; and

(k)	“Warrant” means the warrant created by the Company and evidenced by this Warrant Certificate.

1.2    Time of the Essence. Time shall be of the essence in all respects in this Warrant.

1.3    Governing Law. This Warrant shall be construed and enforced in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

ARTICLE 2
TERMS OF WARRANT

2.1    Terms. Subject to the provisions hereof, this Warrant shall entitle the Holder thereof to purchase from the Company, at any time after the date hereof and prior to the expiration of ten (10) years from the date hereof, 350,000 Shares in the capital stock of the Company at an exercise price of CDN$0.667, which exercise price is subject to adjustment as provided herein

ARTICLE 3
EXERCISE

3.1    Exercise During Exercise Period. The Holder may exercise this Warrant at any time and from time to time in whole or in part during the Exercise Period. Any such exercise shall be subject to the Holder providing such assurances and executing such documents as may, in the reasonable opinion of the Company, be required to ensure compliance with applicable securities legislation.

3.2    Method of Exercise of Warrant. The Holder may, during the Exercise Period, exercise the right hereby conferred to acquire Shares by delivering to the Company at its principal office in the City of Vancouver, British Columbia, a duly completed and executed Exercise Form, accompanied by payment, in cash or by cashier’s check payable to the order of the Company of the purchase price payable in respect of the Shares being purchased. Any Exercise Form shall be signed by the Holder or an attorney of the Holder duly appointed by an instrument in writing satisfactory to the Company. The Exercise Form attached to this Warrant shall be completed to specify the number of Shares to be issued upon exercise. If, at the time of any exercise of this Warrant, there remain restrictions on resale under applicable securities legislation on the Shares acquired, the Company may, on the advice of counsel, endorse the certificates representing the Shares with respect to those restrictions.

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3.3    Effect of Exercise of Warrants. Upon any exercise of this Warrant and payment of the purchase price, the Holder of such Warrant shall be entitled to receive from the Company the number of Shares in respect of which this Warrant is exercised and the Company shall cause the Holder thereof to be entered forthwith on its register of shareholders as the Holder of such Shares and the Shares so acquired shall be deemed to have been issued, and the person or persons to whom those Shares are to be issued shall be deemed to have become the shareholder or shareholders of record of the Shares on the Exercise Date. Upon the due exercise of any Warrant and payment of the purchase price as aforesaid, the Company shall, without charge therefore, forthwith cause to be delivered to the Holder certificates for the appropriate number of Shares that the Holder is entitled to. In the event of an exercise by the Holder in respect of a number of Shares fewer than the number which can be acquired pursuant to this Warrant, the Holder shall be entitled to receive without charge a new Warrant Certificate in respect of the balance of such Shares.

3.4    No Fractional Shares. Under no circumstances shall the Company be obliged to issue any fractional Shares upon the exercise of this Warrant and the Company shall not pay any amounts to the Holder in satisfaction of the right to otherwise have received a fraction of a Share.

ARTICLE 4
ADJUSTMENTS

4.1    Adjustment. If at any time from the date hereof until the expiry of the Exercise Period, and provided this Warrant remains outstanding, there shall occur:

(a)
a reclassification or redesignation of the Shares outstanding at any time or a change of the Shares into other shares or securities or a subdivision or consolidation of the Shares into a greater or lesser number of shares, or any other capital reorganization;

(b)
a consolidation, amalgamation or merger of the Company with or into any other corporation or other person (other than a consolidation, amalgamation or merger that does not result in any reclassification of the outstanding Shares or a change of the Shares into other shares or securities);

(c)	a transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation or other person; or

(d)	an issue or distribution to the holders of all or substantially all the Company’s issued and outstanding Shares of:

(i)	securities of the Company, including any evidence of indebtedness of the Company, rights, options or warrants to acquire Shares or Convertible Securities; or

(ii)
any property or assets, excluding dividends or other distributions made in the ordinary course by the Company and securities issued pursuant to an employee or director stock option or stock purchase plan of the Company;

any of such events being called a “Capital Reorganization”, the Holder upon the exercise of the rights hereunder to acquire Shares in accordance with this Warrant shall be entitled, at no extra cost, to receive, and shall accept, in lieu of the number of Shares that the Holder was theretofore entitled upon such exercise, the kind and amount of Shares or other securities or property of the Company or any such successor or transferee corporation or entity which the Holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date or record date of such Capital

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Reorganization, as the case may be, the Holder had been the registered holder of the number of Shares that the Holder was entitled to acquire on the Exercise Date.

4.2     General Rules for Adjustments. For the purpose of Article 4:

(a)
the adjustments provided for in section 4.1 are cumulative and shall apply (without duplication) to successive Capital Reorganizations or other events resulting in any adjustment under the provisions of section 4.1, subject to the following provisions of this section 4.2;

(b)
no adjustment will be made in the number of Shares that may be acquired on the exercise of this Warrant in respect of any event described in section 4.1 hereof unless it would result in a change of at least one Share; provided, however, that any adjustments which by reason of this section 4.2 are not required to be made will be carried forward and taken into account in any subsequent adjustment;

(c)
if the Company after the date hereof shall take any action affecting the Shares other than a Capital Reorganization described in section 4.1 hereof, which in the opinion of the directors of the Company would materially affect the rights of the Holder, the number of Shares which the Holder is entitled to acquire hereunder shall be adjusted in such manner by action of the directors as they may reasonably determine to be equitable in the circumstances;

(d)
if the Company sets a record date to determine the holders of the Shares for the purpose of entitling them to receive any issue or distribution or for the issue of any rights, options or warrants and thereafter and before such distribution or issue to such holders the Company legally abandons its plans to make such distribution or issue, then no adjustment in the number of Shares issuable upon the exercise of this Warrant will be required by reason of the setting of such record date;

(e)
if any question at any time arises with respect to the adjustments provided in section 4.1 and this section 4.2, such question will be conclusively determined by the auditors of the Company, or if they decline to so act, any other international firm of chartered accountants in Vancouver, British Columbia that the Company may designate and who shall have access to all appropriate records and such determination will be binding upon the Company and the Holder, absent manifest error. In the event that any such determination is made, the Company shall, as soon as practicable, deliver a certificate to the Holder at the Holder’s Address describing such determination; and

(f)
in the absence of a resolution of the board of directors fixing a record date for a Capital Reorganization, the Company shall be deemed to have fixed as the record date thereof the date on which the Capital Reorganization is effected.

4.3    Proceedings Prior to any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to section 4.1 hereof, the Company shall take all actions which may, in the opinion of legal counsel to the Company, be necessary in order that the Company may validly and legally issue as fully paid and non-assessable all the Shares which the Holder is entitled to receive on the exercise hereof in accordance with the provisions hereof.

4.4    Notice of Adjustment of Exercise Price and Subscription Rights. At least 14 days prior to the effective date or record date, as the case may be, of any event which requires or might require an

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adjustment to the number of Shares issuable upon any exercise of this Warrant, the Company shall give written notice to the Holder at the Holder’s address specifying the particulars of such event and, if determinable, the required adjustment, assuming this Warrant is exercised at the time of such notice, and the computation of such adjustment. In case any adjustment for which such a notice has been given is not then determinable, the Company shall as soon as practicable after such adjustment is determinable give written notice to the Holder evidencing a computation of such adjustment.

ARTICLE 5
COVENANTS OF THE COMPANY

5.1    The Company covenants with the Holder that so long as this Warrant remains outstanding and may be exercised for Shares:

(a)
subject to compliance by all parties with that certain support agreement among the Company and certain shareholders dated of even date herewith, the Company will reserve and keep available a sufficient number of Shares for issuance upon the exercise of this Warrant;

(b)
the Company will cause the certificates representing the Shares from time to time to be acquired pursuant to this Warrant in the manner herein provided, to be duly issued and delivered in accordance with this Warrant and the terms hereof and listed and posted for trading on any stock exchange on which Company’s Shares are listed; and

(c)
all Shares that shall be issued by the Company upon exercise of the rights provided for herein shall, at the time of issuance thereof, be duly authorized and validly allotted and issued as fully paid and non-assessable common shares in the capital of the Company, free and clear of any and all liens, claims, security interests, pledges, encumbrances, equity and charges.

ARTICLE 6
GENERAL

6.1    Transfer. The Warrants evidenced by this Warrant Certificate may only be transferred upon due execution and delivery to the Company of a transfer form in the form attached hereto. The Warrants (all or any portion thereof) may be transferred to another party, provided that the Holder complies with applicable securities laws.

6.2    U.S. Securities Act. The Warrants represented hereby and securities which may be purchased hereunder have not been registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) and may not be transferred to or exercised by or on behalf of any U.S. Person or person within the United States unless registered under the U.S. Securities Act and any applicable state securities laws or pursuant to an applicable exemption from registration thereunder.

6.3    Successor Companies. In the case of the consolidation, amalgamation, merger or transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation (“successor corporation”), the successor corporation resulting from the consolidation, amalgamation, merger or transfer (if not the Company) shall be bound by the provisions hereof and all obligations for the due and punctual performance and observance of each and every covenant and obligation contained in this Warrant to be performed by the Company.

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IN WITNESS WHEREOF the Company has caused this Warrant Certificate to be executed as of the 17th day of December, 2004.

ELEPHANT & CASTLE GROUP INC.
Per:
Authorized Signatory

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EXERCISE FORM

TO: ELEPHANT & CASTLE GROUP INC.

(a)
The undersigned Holder of the within Warrant Certificate hereby subscribes for _____________ Common Shares of Elephant & Castle Group Inc. (or such number of Shares or other securities or property to which such subscription entitles the undersigned in lieu thereof or in addition thereto under the provisions of the Warrant Certificate) on the terms specified in the Warrant Certificate.

(b)	The undersigned hereby irrevocably directs that the Common Shares be issued and delivered as follows:
Name(s) in full	Address(es) (include Postal Code)	Number(s) of Common Shares

TOTAL

Note: The Common Shares will not be registered or delivered to a U.S. address of such registration or delivery would require Elephant & Castle Group Inc. to register such shares pursuant to the Securities Act of 1933.

(Please print full name in which share certificate(s) are to be issued. If any of the Common Shares are to be issued to a Person or Persons other than the Holder, the Holder must pay to the Company all requisite taxes or other government charges.)

Dated this _______ day of ________________________, ____________.

Signature Guaranteed	Signature of Registered Holder

Print name and address in full below:

Name:

Address, including Postal Code:

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☐
Please check box if certificates representing these Common Shares are to be delivered at the office of the Company where this Warrant Certificate is surrendered, failing which the certificates will be mailed to the address(es) set forth in (b) above.

Instructions:

1.
The registered holder may exercise its right to purchase Common Shares by completing this form and surrendering this form and the Warrant Certificate representing the Warrants being exercised to Elephant & Castle Group Inc. at its office at Suite 1200 - 1190 Hornby Street, Vancouver, British Columbia V6Z 2K5. Certificates for Common Shares will be delivered or mailed within five (5) Business Days after the exercise of the Warrant.’

2.
If the Subscription Form indicates that Common Shares are to be issued to a person or persons other than the registered holder of the Warrant Certificate, the signature on this Subscription Form must be guaranteed by a Schedule “A” major chartered bank/trust company, or a member of an acceptable medallion guarantee program. The Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”. Signature guarantees are not accepted from Treasury Branches or credit unions unless they are members of the Stamp Medallion Program.

3.
If the Subscription Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Company.

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TRANSFER FORM

TO: ELEPHANT & CASTLE GROUP INC.

(The following to be completed by the transferee.)

FOR VALUE RECEIVED, the undersigned hereby sells, transfers and assigns to _____________ _______________________________________________ (print name and address of transferee) __________________________________ (number of Warrants transferred) of the Warrants represented by the within Warrant Certificate.

Signature Guaranteed	Signature of Registered Holder

Date	Name of Registered Holder (Please Print)

(The following to be completed by the transferee)

In connection with this transfer: (check one):

☐
The undersigned transferee hereby certifies that (i) it was not offered the Warrants while in the United States and did not execute this certificate while within the United States, (ii) it is not acquiring any of the Warrants represented by this Warrant Certificate by or on behalf of any person within the United States, and (iii) it has in all other respects complied with the terms of Regulation S of the United States Securities Act of 1933, as amended (the “US Securities Act”), or any successor rule or regulation of the United States Securities and Exchange Commission as presently in effect.

☐
The undersigned transferee is delivering a written opinion of U.S. Counsel to the effect that this transfer of Warrants and the issuance of Common Shares to be delivered upon exercise thereof have been registered under the US Securities Act or are exempt from registration thereunder.

Signature Guaranteed	Signature of Transferee

Date	Name of Transferee (Please Print)

Instructions:

1.	Signature of the Registered Holder must be the signature of the registered holder appearing on the face of this Warrant Certificate.

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2.
If this Transfer Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Company, acting reasonably.

3.
The signatures on this Transfer Form must be guaranteed by a Schedule “A” major chartered bank/trust company or a member of an acceptable medallion guarantee program. The guarantor must affix a stamp bearing the actual words “Signature Guaranteed”. Signature guarantees are not accepted from Treasury Branches or credit unions unless they are members of the Stamp Medallion Program.

4.
The Warrants (all or any portion thereof) may be transferred to another party, provided that the Holder has obtained the prior written consent of the Company. Warrants shall only be transferable in accordance with applicable laws. The transfer of Warrants may result in the Common Shares received upon the exercise of the Warrants not being freely tradeable in the jurisdiction of the purchaser.

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